                                                                     Exhibit 11

                             CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                 (Unaudited)


                                                          Three Months Ended
                                                               March 31
                                                     ---------------------------
                                                        1997             1996
                                                     -----------     -----------
Earnings per common share:
  Income from operations                            $       814      $       743
                                                    -----------      -----------
  Weighted average of common
     shares outstanding                               2,665,622        2,654,375
                                                    -----------      -----------

Earnings per common share                           $       .31      $       .28
                                                    -----------      -----------


Primary: (Including dilutive
            Common Stock equivalents)
     Income from operations                         $       814      $       743
     Adjustments to income
       (net of income tax):                                   -                -
                                                    -----------      -----------
     Adjusted net income                            $       814      $       743
                                                    ===========      ===========

  Weighted average of common
     and common equivalent
     shares:
       Outstanding                                    2,665,622        2,654,375
       Assuming conversion or exercise of:
         Stock options, net of
           treasury shares                               30,585           25,931
         Senior preferred stock                          33,274           33,274
                                                    -----------      -----------
                                                      2,729,481        2,713,580
                                                    ===========      ===========
  Per share amount:
     Net income                                     $       .30      $       .27
                                                    ===========      ===========



                                                                     Exhibit 11
                                                                     (continued)


                             CRYSTAL OIL COMPANY

                    COMPUTATION OF INCOME PER COMMON SHARE
              (In Thousands Except Share and Per Share Amounts)
                                 (Unaudited)




                                                   Three Months Ended
                                                         March 31
                                              ----------------------------
                                                  1997             1996
                                              -----------      -----------
Fully-diluted:
  Income from operations                      $       814      $       743
  Adjustments to income
     (net of income tax):                               -                -
                                              -----------      -----------
  Adjusted net income                         $       814      $       743
                                              ===========      ===========

  Weighted average of
     common shares:
     Outstanding                                2,665,622        2,654,375
     Assuming conversion or exercise of:
       Stock options, net of
         treasury shares                           30,585           28,929
       Senior preferred stock                      33,274           33,274
                                              -----------      -----------
                                                2,729,481        2,716,578
                                              -----------      -----------

  Per share amount:
     Net income                               $       .30      $       .27
                                              ===========      ===========

